Exhibit 1.2

ACE INA HOLDINGS INC.

(a Delaware corporation)

Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

ACE LIMITED

TERMS AGREEMENT

March 6, 2013

To:	ACE INA HOLDINGS INC.

436 Walnut Street, WB12B

Philadelphia, PA 19106

ACE LIMITED

Bärengasse 32,

Zurich, Switzerland CH-8001

Ladies and Gentlemen:

We understand that ACE INA Holdings Inc., a Delaware company (the “Company”), proposes to issue and sell $475,000,000 aggregate principal amount of its senior debt securities due 2023 (the “Underwritten 2023 Securities”) and $475,000,000 aggregate principal amount of its senior debt securities due 2043 (the “Underwritten 2043 Securities” and together with the 2023 Securities, the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by ACE Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

With respect to the Underwritten 2023 Securities

Underwriter	Percentage	Principal Amount of Underwritten 2023 Securities
Citigroup Global Markets Inc.	20.50%	$97,375,000
Wells Fargo Securities, LLC	20.50%	$97,375,000
Mitsubishi UFJ Securities (USA), Inc.	12.50%	$59,375,000
Deutsche Bank Securities Inc.	6.30%	$29,925,000
Goldman, Sachs & Co.	4.20%	$19,950,000
ING Financial Markets LLC	4.20%	$19,950,000
J.P. Morgan Securities LLC	4.20%	$19,950,000
Lloyds Securities Inc.	4.20%	$19,950,000
RBS Securities Inc.	4.20%	$19,950,000
ANZ Securities, Inc.	3.40%	$16,150,000
Barclays Capital Inc.	3.40%	$16,150,000
HSBC Securities	3.40%	$16,150,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3.40%	$16,150,000
BNY Mellon Capital Markets, LLC	1.40%	$6,650,000
Morgan Stanley & Co. LLC	1.40%	$6,650,000
RBC Capital Markets, LLC	1.40%	$6,650,000
Standard Chartered Bank	1.40%	$6,650,000

Total:	100%	$475,000,000

The Underwritten 2023 Securities shall have the following terms:

Title:	2.70% Senior Notes due 2023
Rank:	Senior Debt
Aggregate principal amount:	$475,000,000
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Currency of payment:	United States Dollars
Interest rate or formula	2.70% per annum
Interest payment dates:	Each March 13 and September 13, commencing on September 13, 2013
Regular record dates:	Each February 26 and August 29
Stated maturity date:	March 13, 2023
Redemption provisions:	As disclosed in the Company’s Prospectus Supplement dated March 6, 2013 to Prospectus dated December 14, 2011, Make-Whole Call (Optional Redemption) T+10bps
Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	None
Black-out provisions:	None

Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.661% of the principal amount, plus accrued interest, if any, from March 13, 2013
Purchase price:	99.011% of the principal amount, plus accrued interest, if any, from March 13, 2013
Form:	Global certificate representing the Underwritten 2023 Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company
Applicable Time:	4:35 P.M. New York City time
Other terms and conditions:	The Underwritten 2023 Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as may be amended or supplemented from time to time, the “Senior Indenture”). For purposes of the Underwritten 2023 Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
Settlement date:	T+5 (March 13, 2013)
Closing date and location:	March 13, 2013; Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019

With respect to the Underwritten 2043 Securities

Underwriter	Percentage	Principal Amount of Underwritten 2043 Securities
Citigroup Global Markets Inc.	20.50%	$97,375,000
Wells Fargo Securities, LLC	20.50%	$97,375,000
Mitsubishi UFJ Securities (USA), Inc.	12.50%	$59,375,000
Deutsche Bank Securities Inc.	6.30%	$29,925,000
Goldman, Sachs & Co.	4.20%	$19,950,000
ING Financial Markets LLC	4.20%	$19,950,000
J.P. Morgan Securities LLC	4.20%	$19,950,000
Lloyds Securities Inc.	4.20%	$19,950,000
RBS Securities Inc.	4.20%	$19,950,000
ANZ Securities, Inc.	3.40%	$16,150,000
Barclays Capital Inc.	3.40%	$16,150,000
HSBC Securities	3.40%	$16,150,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3.40%	$16,150,000
BNY Mellon Capital Markets, LLC	1.40%	$6,650,000
Morgan Stanley & Co. LLC	1.40%	$6,650,000
RBC Capital Markets, LLC	1.40%	$6,650,000
Standard Chartered Bank	1.40%	$6,650,000

Total:	100%	$475,000,000

The Underwritten 2043 Securities shall have the following terms:

Title:	4.15% Senior Notes due 2043
Rank:	Senior Debt
Aggregate principal amount:	$475,000,000
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Currency of payment:	United States Dollars
Interest rate or formula	4.15% per annum
Interest payment dates:	Each March 13 and September 13, commencing on September 13, 2013
Regular record dates:	Each February 26 and August 29
Stated maturity date:	March 13, 2043
Redemption provisions:	As disclosed in the Company’s Prospectus Supplement dated March 6, 2013 to Prospectus dated December 14, 2011, Make-Whole Call (Optional Redemption) T+15bps
Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	None
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.727% of the principal amount, plus accrued interest, if any, from March 13, 2013
Purchase price:	98.852% of the principal amount, plus accrued interest, if any, from March 13, 2013
Form:	Global certificate representing the Underwritten 2043 Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company
Applicable Time:	4:35 P.M. New York City time
Other terms and conditions:	The Underwritten 2043 Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as may be amended or supplemented from time to time, the “Senior Indenture”). For purposes of the Underwritten 2043 Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
Settlement date:	T+5 (March 13, 2013)
Closing date and location:	March 13, 2013; Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019

Notices: Notice to the Underwriters shall be directed to the Representatives c/o:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Telephone: (212) 816-1135

Attention: Transaction Execution Group

Wells Fargo Securities, LLC

550 South Tryon Street, 5thFloor

Charlotte, NC 28202

Facsimile: (704) 410-0326

Attention: Transaction Management

All of the provisions contained in the document attached as Annex I hereto entitled “ACE INA HOLDINGS INC. (a Delaware corporation) - Senior and Subordinated Debt Securities - Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by ACE LIMITED - Underwriting Agreement” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints ACE Group Holdings, Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please accept this offer no later than 4:35 P.M. (New York City time) on March 6, 2013 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours, CITIGROUP GLOBAL MARKETS INC.

By	/s/ Chandru M. Harjani
Name: Chandru M. Harjani
Title: Director

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

Acting on behalf of themselves and as Representatives of the other named Underwriters.

Accepted: ACE INA HOLDINGS INC.

By	/s/ Ken Koreyva
Name: Ken Koreyva
Title: CFO & Treasurer

ACE LIMITED

By	/s/ Philip V. Bancroft
Name: Philip V. Bancroft
Title: CFO

[TERMS AGREEMENT SIGNATURE PAGE]

Schedule I

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated March 6, 2013 (attached hereto as Schedule II)

Schedule II

ACE INA HOLDINGS INC.

FORM OF FINAL TERM SHEET

Supplementing the Preliminary Prospectus Supplement dated March 6, 2013 (To Prospectus dated December 14, 2011)	Filed Pursuant to Rule 433 Registration No. 333-178505 March 6, 2013

ACE INA Holdings Inc.

Fully and Unconditionally Guaranteed by

ACE Limited

Pricing Term Sheet

$475,000,000 2.70% Senior Notes due 2023

$475,000,000 4.15% Senior Notes due 2043

Issuer:	ACE INA Holdings Inc.

Guarantor:	ACE Limited

Security Type:	Senior Unsecured Notes

Pricing Date:	March 6, 2013

Settlement Date:	March 13, 2013 (T+5)

	2.70% Senior Notes due 2023	4.15% Senior Notes due 2043

Maturity Date:	March 13, 2023	March 13, 2043

Principal Amount:	$475,000,000	$475,000,000

Public Offering Price:	99.661%	99.727%

Coupon (Interest Rate):	2.70% per year	4.15% per year

Interest Payment Dates:	March 13 and September 13, commencing September 13, 2013	March 13 and September 13, commencing September 13, 2013

Benchmark Treasury:	2.00% due February 15, 2023	2.75% due November 15, 2042

Benchmark Treasury Price / Yield:	100-17+ / 1.939%	92-01 / 3.166%

Spread to Benchmark Treasury:	+ 80 bps	+ 100 bps

Yield to Maturity:	2.739%	4.166%

Make-Whole Call (Optional Redemption):	T + 10 bps	T + 15 bps

CUSIP / ISIN:	00440EAP2 / US00440EAP25	00440EAQ0 / US00440EAQ08

Joint Book-Running Managers:	Citigroup Global Markets Inc. Wells Fargo Securities, LLC Mitsubishi UFJ Securities (USA), Inc. Deutsche Bank Securities Inc.

Senior Co-Managers:	Goldman, Sachs & Co. ING Financial Markets LLC J.P. Morgan Securities LLC Lloyds Securities Inc. RBS Securities Inc.

Co-Managers:	ANZ Securities, Inc. Barclays Capital Inc. HSBC Securities (USA) Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Junior Co-Managers:	BNY Mellon Capital Markets, LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in these offerings will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Annex I

UNDERWRITING AGREEMENT

[Filed as Exhibit 1.1 to Form 8-K and not included herein]